ASSET PURCHASE AGREEMENT

This asset purchase agreement is made as of this 30th day of April, 2004 by and between Northern Star Distributors Ltd., a British Columbia corporation with an executive office at Suite 210D, 8351 Alexandra Road, Richmond, British Columbia, V6X 3P3, Canada (the “Buyer”), and Hansa Capital Corp., a British Columbia company with an executive office at 1145 West 7th Avenue, Vancouver, British Columbia, V6H 1B5, Canada (the “Seller”).

Factual Background

The parties acknowledge that the agreement set forth below is premised upon the following mutual understanding:

A.	The Seller is the owner of the Internet domain name “northernstarmall.com” (the “Domain Name”).

B.	Buyer desires to purchase the Domain Name and certain related assets of the Seller in accordance with the terms and conditions set forth herein.

Terms of Agreement

In consideration of the mutual promises and obligations set forth below, the parties agree that:

1.	Currency. All references to dollars are to Canadian dollars unless otherwise indicated.

2.
Assets to be Transferred by the Seller. In exchange for the purchase price and other agreements described below, the Seller will transfer to the Buyer by warranty bill of sale and assignment, free and clear of all liens, encumbrances and other rights or restrictions, all of the following assets (collectively the “Assets”):

a.	all right, title and interest of the Seller in the Domain Name;

b.	all right, title and interest that the Seller may have in the trade name “northernstarmall.com” and all logos and other marks associated with the trade name (the “Trade Names”); and

c.	all right, title and interest in the inventory used in the business associated with the Domain Name and the Trade Names.

3.	Purchase Price. The Buyer will pay to the Seller Ten Thousand Dollars ($10,000) for the Assets (the “Purchase Price”).

4.
Payment of Purchase Price. As consideration for the Purchase Price, the Buyer will give a promissory note to the Seller for the principal amount of $10,000 with a simple interest rate of 3% per annum, which is the sum of the overnight rate set by the Bank of Canada on April 13, 2004, plus an additional 1%, all to be paid on or before December 31, 2004 (the “Promissory Note”). The Promissory Note will be in a form that is acceptable to the Seller and its counsel.

5.
Closing. The parties will agree on a Closing date not later than April 30, 2004. On the date hereof, each of the parties will sign all of the documents required to complete this agreement. The Buyer will submit a transfer request to the Seller’s domain registration agent and the Seller will, upon receipt of the transfer request from its domain registration agent, approve and accept the transfer of the Domain.

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6.	Conditions Precedent to Buyer’s Obligations. The obligations of the Buyer to complete this agreement are expressly subject to the following conditions:

a.	The Seller must have approved and accepted the transfer request.

b.
The Seller must have delivered to the Buyer the warranty bill of sale and assignments conveying good and marketable title to the Assets, free of all liens and encumbrances, in a form acceptable to the Buyer and its counsel.

c.	All representations and warranties of the Seller set forth in this agreement must be true, complete and accurate as of the date of the Closing.

7.	Conditions Precedent to Seller’s Obligations. The obligations of the Seller to complete this agreement are expressly subject to the following conditions:

a.	The Buyer must have submitted a transfer request to the Seller’s domain registration agent

b.	The Buyer must have delivered the Promissory Note to the Seller.

c.	All representations and warranties of the Buyer set forth in this agreement must be true, complete and accurate as of the date of the Closing.

8.	Representations and Warranties of the Seller. As a material inducement to the Buyer to purchase the Assets as contemplated by this agreement, the Seller represents and warrants to the Buyer that:

a.
The Seller is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and has the power under its articles of incorporation to transfer the Assets and enter into and perform this agreement.

b.
The execution, delivery and performance of this agreement have been validly authorized by appropriate corporation action, the authorization is effective, and no other corporate authorization is necessary for the Seller to properly complete the transactions contemplated in this agreement.

c.	On the date of the Closing the Seller will have good and marketable title to the Assets, free and clear of liens, encumbrances and rights of others.

d.
The Seller has properly registered the Domain Name without committing fraud or misrepresentation, has not received any claim from a third party that the use of Domain Name violates the rights of the third party, has not used the Domain Name for any illegal purpose.

e.	The use of the Domain Name does not infringe the rights of any third party in any jurisdiction.

f.
No legal actions, suits, or other legal or administrative proceedings are pending or, to the best of the Seller’s knowledge, threatened against the Seller in regard to the Assets, and the Seller is not aware of any facts that might result in any action, suit or proceeding.

g.
No representation or warranty made by Seller in this agreement or in any statement or certificate furnished to Buyer under this agreement or in connection with it, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained not misleading.

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h.
The representations and warranties of the Seller set forth above are made upon the signing of this agreement and will be deemed to be made again at the time of the Closing, and such representations and warranties will survive the date of the Closing.

9.	Representations and Warranties of the Buyer. As a material inducement to the Seller to sell the Assets as contemplated by this agreement, the Buyer represents and warrants to the Seller that:

a.
The Buyer is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and has the power under its articles of incorporation to acquire the Assets and enter into and perform this agreement.

b.
The execution, delivery and performance of this agreement have been validly authorized by appropriate corporation action, the authorization is effective, and no other corporate authorization is necessary for the Buyer to properly complete the transactions contemplated in this agreement.

c.
No representation or warranty made by Buyer in this agreement or in any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection herewith, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

d.
The representations and warranties of the Buyer set forth above are made upon the signing of this agreement and will be deemed to be made again at the time of the Closing, and such representations and warranties will survive the date of the Closing.

10.	General Provisions.

a.	Time. Time is of the essence of this agreement and any amendment to it.

b.
Assignment. This agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this agreement without the written consent of the other.

c.
Notices. All notices and statements must be in writing and, together with any payments, be delivered personally or by overnight courier service, return receipt requested, delivery prepaid to the intended party at the address given at the beginning of this agreement. Any notice is deemed to be received upon delivery, if personally delivered, or one business day after depositing with an overnight courier service if so deposited.

d.
Entire Understanding. This agreement represents the entire understanding and agreement between the parties and supersedes all prior negotiations, representations and agreements made by and between them

e.	Counterparts. This agreement may be signed in two or more counterparts and delivered to the parties by fax. The counterparts together are deemed to be one original agreement.

f.
Enforceability. The invalidity or enforceability of any particular provision of this agreement does not affect the other provisions, and the agreement must construed in all respects as if the invalid or unenforceable provisions were omitted.

g.	Jurisdiction. This agreement is governed by the laws of British Columbia, and any litigation arising out of this agreement must be conducted in the courts of British Columbia.

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Execution by the Parties

The duly authorized signatures of the parties below are evidence of the parties’ agreement as of the date set out on page 1.

Northern Star Distributors Ltd., a British Columbia corporation

By:    /s/ Zuber Jamal

Its:     President        , duly authorized

Hansa Capital Corp., a British Columbia corporation

By:    /s/ signed

Its:     President        , duly authorized

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